WORKDAY, INC. (“WORKDAY”)	ENROLLMENT/CHANGE FORM
AMENDED AND RESTATED 2012 EMPLOYEE STOCK PURCHASE PLAN (“ESPP”) (Capitalized terms not defined in this form will have the meaning set forth in the ESPP.)

SECTION 1: ENROLL
I hereby elect to participate in the ESPP, effective at the beginning of the next Offering Period. I elect to purchase shares of the Common Stock of Workday subject to the terms and conditions of the ESPP and this Enrollment/Change Form, including any applicable provisions in the Appendices attached hereto (together, the “Enrollment/Change Form”). I understand that shares of Common Stock purchased on my behalf will be issued in street name and deposited directly into my brokerage account with E*TRADE Securities LLC or its affiliates (“E*TRADE”). I hereby agree to take all steps, and agree to and submit all forms, required to establish an account with E*TRADE for this purpose. I understand that if I am a U.S. taxpayer, I must notify Workday of any disposition of shares of Common Stock purchased under the ESPP.
My participation will continue as long as I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment/Change Form with Workday prior to the last 15 days of an Offering Period. I acknowledge that I may freely withdraw from participation in the ESPP and receive a full refund of all voluntary contributions I have made under the ESPP provided that I withdraw prior to the last 15 days of an Offering Period.

SECTION 2: ELECT CONTRIBUTION PERCENTAGE
I acknowledge that the ESPP is a voluntary plan and any payroll deduction election by me is made on an entirely voluntary basis. I hereby authorize Workday or, if different, my employer (the “Employer”) to withhold from each of my paychecks __% of my Compensation (as defined in the ESPP) paid during such Offering Period as long as I continue to participate in the ESPP or otherwise instruct Workday by filing a subsequent Enrollment/Change Form. If payroll deductions are not available in my country, then I represent I will be making my contribution in the manner designated by Workday. That amount will be applied to the purchase of shares of Workday’s Common Stock pursuant to the ESPP. Furthermore, I acknowledge that applicable law (including, but not limited to, minimum salary and minimum subsistence level requirements) may limit the percentage of payroll deductions I am able to contribute to the ESPP, and Workday will lower my elected percentage of contribution if such election results in an amount of overall deductions from payroll that is greater than the amount permitted under applicable law, as determined by Workday in its sole discretion. If I am paid in a currency other than U.S. dollars, my contributions will be converted into U.S. dollars prior to the purchase of the Common Stock. The percentage must be a whole number (from 1%, up to a maximum of 15%).
Upon request of Workday or my Employer, I agree to execute a power of attorney and any other agreement or consent that may be required to authorize payroll deductions in accordance with applicable law and/or enable the Employer, any other Subsidiary, or any third party designated by the Employer or Workday to remit accumulated payroll deductions from my country to the U.S. for the purchase of shares of Common Stock. I understand that if I fail to execute a power of attorney or any other form of agreement or consent that is required for the authorization of payroll deductions or remittance of my payroll deductions, I will not be able to participate in the ESPP.

SECTION 3: RESPONSIBILITY FOR TAXES
I acknowledge that, regardless of any action taken by Workday or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to my participation in the ESPP and legally applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount, if any, actually withheld by Workday or the Employer. I further acknowledge that Workday and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the ESPP, including, but not limited to, the grant of options, the purchase of shares of Common Stock, the issuance of Common Stock purchased, the sale of shares of Common Stock purchased under the ESPP or the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant of options or any aspect of the ESPP to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to Tax-Related Items in more than one jurisdiction, I acknowledge that Workday and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the purchase of shares of Common Stock under the ESPP, I agree to make adequate arrangements satisfactory to Workday and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize Workday and/or the Employer to satisfy the obligations with regard to all Tax-Related Items, if any, by withholding from my wages or other cash compensation payable to me by Workday and/or the Employer. If the obligations for Tax-Related Items cannot be satisfied by withholding from my wages or other cash compensation as contemplated herein, then I authorize Workday and/or the Employer or their respective agents to satisfy the obligations with regard to all Tax-Related Items by withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the option, either through a voluntary sale or through a mandatory sale arranged by Workday (on my behalf pursuant to this authorization without further consent). Workday may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates in my jurisdiction(s), including maximum rates applicable in my jurisdiction(s), in which case I may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.
Finally, I agree to pay to Workday or the Employer any amount of Tax-Related Items that Workday or the Employer may be required to withhold or account for as a result of my participation in the ESPP that cannot be satisfied by the means previously described. Workday may refuse to purchase or deliver the shares or the proceeds of the sale of shares of Common Stock, if I fail to comply with my obligations in connection with the Tax-Related Items.

SECTION 4: NATURE OF GRANT
By enrolling and participating in the ESPP, I acknowledge, understand and agree that:
(a) the ESPP is established voluntarily by Workday and it is discretionary in nature; (b) the grant of the option is exceptional, voluntary and does not create any contractual or other right to receive future options to purchase shares of Common Stock, or benefits in lieu of options, even if options have been granted in the past; (c) all decisions with respect to future options or other grants, if any, will be at the sole discretion of Workday; (d) the grant of the option and my participation in the ESPP will not create a right to employment or be interpreted as forming or amending an employment or service contract with Workday, the Employer or any Subsidiary and will not interfere with the ability of Workday, the Employer or any Subsidiary to terminate my employment or service relationship (if any); (e) I am voluntarily participating in the ESPP; (f) the ESPP and the shares of Common Stock purchased under the ESPP, and the income and value of same, are not intended to replace any pension rights or compensation; (g) the ESPP and the shares of Common Stock subject to the ESPP and the income from and value of same, are not part of normal or expected compensation for any purpose including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments; (h) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty and the value of the shares of Common Stock purchased under the ESPP may increase or decrease in the future, even below the purchase price; (i) no claim or entitlement to compensation or damages will arise as a result of my withdrawal from the ESPP or the forfeiture of the option under the ESPP due to (A) the application of any compensation recovery or clawback policy adopted by Workday or otherwise required by law, or (B) my ceasing to provide services to Workday or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or providing services or the terms of my employment or service agreement, if any); (j) Workday will have sole discretion to determine whether I have ceased to provide services for purposes of the ESPP and the effective date on which I ceased to provide services (the “Termination Date”), as provided in the ESPP; for purposes of the ESPP, the Termination Date will be the date I cease to provide services to Workday or a Participating Corporation and, unless explicitly required by applicable legislation or determined by Workday, my period of service for purposes of the ESPP will not be extended by any notice period or garden leave mandated under employment laws in the jurisdiction where I am employed or the terms of my employment or service agreement (if any); (k) unless otherwise provided in the ESPP or by Workday in its discretion, the option to purchase shares of Common Stock and the benefits evidenced by this Agreement do not create any entitlement to have the ESPP or any such benefits granted thereunder, transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Workday; (l) unless otherwise agreed with Workday, the ESPP and the underlying shares of Common Stock, and the income from and value of same, are not granted as consideration for, or in connection with, the service I may provide as a director of a Subsidiary; and (m) neither Workday, the Employer nor any Subsidiary, will be liable for any foreign exchange rate fluctuation between my local currency and the U.S. dollar that may affect the value of the shares of Common Stock or any amounts due pursuant to the purchase of the shares or the subsequent sale of any shares of Common Stock purchased under the ESPP.

SECTION 5: NO ADVICE REGARDING GRANT
Workday is not providing any tax, legal or financial advice, nor is Workday making any recommendations regarding my participation in the ESPP, or my acquisition or sale of the underlying shares of Common Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the ESPP before taking any action related to the ESPP.

SECTION 6: COMPLIANCE WITH LAW
Notwithstanding any other provision of the ESPP or this Enrollment/Change Form, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, Workday will not be required to deliver any shares issuable upon purchase of shares under the ESPP prior to the completion of any registration or qualification of the shares under any U.S. and non U.S. local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval Workday will, in its absolute discretion, deem necessary or advisable. I understand that Workday is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, I agree that Workday will have unilateral authority to amend the ESPP and this Enrollment/Change Form without my consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

SECTION 7: LANGUAGE
I acknowledge and represent that I am proficient in the English language or that I have consulted with an advisor who is sufficiently proficient in English, as to allow me to understand the terms of this Enrollment/Change Form, including the Appendix and any other documents related to the ESPP. If I have received this Enrollment/Change Form or any other document related to the ESPP translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

SECTION 8: ELECTRONIC DELIVERY AND PARTICIPATION.
Workday may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an online or electronic system established and maintained by Workday or a third party designated by Workday.

SECTION 9: SEVERABILITY
The provisions of this Enrollment/Change Form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

SECTION 10: JURISDICTION--SPECIFIC PROVISIONS
Notwithstanding any provisions in this Enrollment/Change Form, my participation in the ESPP will be subject to any special terms and conditions set forth in any Appendices to this Enrollment/Change Form for my jurisdiction. Moreover, if I relocate to one of the jurisdiction included in the Appendices, the special terms and conditions for such jurisdiction will apply to me, to the extent Workday determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices constitute part of this Enrollment/Change Form.

SECTION 11: INSIDER TRADING/MARKET ABUSE LAWS
I may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to, the United States and, if different, my country of residence, which may affect my ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., the option) or rights linked to the value of shares of Common Stock under the ESPP during such times as I am considered to have “inside information” regarding Workday (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Workday insider trading policy. Neither Workday nor any Subsidiary will be responsible for such restrictions or liable for the failure on my part to know and abide by such restrictions. I should consult with my own personal legal advisers to ensure compliance with local laws.

SECTION 12: FOREIGN ASSET/ACCOUNT REPORTING REQUIREMENTS AND EXCHANGE CONTROLS
I acknowledge that my country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect my ability to acquire or hold shares of Common Stock purchased under the ESPP or cash received from participating in the ESPP (including from any dividends paid on or sales proceeds arising from the sale of shares of Common Stock acquired under the ESPP) in a brokerage or bank account outside of my country. I may be required to report such accounts, assets or transactions to the tax or other authorities in my country. I also may be required to repatriate sale proceeds or other funds received as a result of my participation in the ESPP to my country through a designated bank or broker within a certain time after receipt. I acknowledge that it is my responsibility to comply with such regulations, and I should consult a personal legal advisor for any details.

SECTION 13: IMPOSITION OF OTHER REQUIREMENTS
Workday, at its option, may elect to terminate, suspend or modify the terms of the ESPP at any time, to the extent permitted by the ESPP. I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the ESPP in accordance with the ESPP withdrawal procedures then in effect. In addition, Workday reserves the right to impose other requirements on my participation in the ESPP, on any shares of Common Stock purchased under the ESPP, to the extent Workday determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

SECTION 14: GOVERNING LAW AND VENUE
The interpretation, performance and enforcement of this Enrollment/Change Form will be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.
Any and all disputes relating to, concerning or arising from this Enrollment/Change Form, or relating to, concerning or arising from the relationship between the parties evidenced by the ESPP or this Enrollment/Change Form, will be brought and heard exclusively in the United States District Court for the District of Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

SECTION 15: WAIVER
I acknowledge that a waiver by Workday of breach of any provision of this Enrollment/Change Form will not operate or be construed as a waiver of any other provision of this Enrollment/Change Form or of any subsequent breach by me or any other Participant.

SECTION 16: ACKNOWLEDGMENT AND SIGNATURE
I UNDERSTAND THAT THIS ENROLLMENT/CHANGE FORM WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME OR I BECOME INELIGIBLE TO PARTICIPATE IN THE ESPP.
I ACKNOWLEDGE THAT I HAVE ACCESS TO A COPY OF THE ESPP AND OF THE PROSPECTUS (WHICH SUMMARIZES THE MAJOR FEATURES OF THE ESPP). I HAVE READ THE ESPP AND THE PROSPECTUS AND MY SIGNATURE BELOW (OR MY CLICKING ON THE ACCEPT BOX IF THIS IS AN ELECTRONIC FORM) INDICATES THAT I HEREBY AGREE TO BE BOUND BY THE TERMS OF THE ESPP AND THIS ENROLLMENT/CHANGE FORM, INCLUDING THE APPENDICES.
FURTHER, I UNDERSTAND THAT, AT ITS DISCRETION AND TO THE EXTENT PERMITTED BY THE ESPP, WORKDAY MAY AMEND THE ESPP AND/OR THIS ENROLLMENT/CHANGE FORM, AND BY CONTINUING TO PARTICIPATE IN THE ESPP, AND WITHOUT THE NEED TO PROVIDE AFFIRMATIVE CONSENT, I AGREE TO THE TERMS AND CONDITIONS OF THE AMENDED ESPP AND/OR ENROLLMENT/CHANGE FORM.

Signature: ______________________________        Date: ___________________

APPENDIX A
WORKDAY, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN
ENROLLMENT/CHANGE FORM
DATA PRIVACY PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.
PART 1 - EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND UNITED KINGDOM
DATA PRIVACY NOTICE.
(a)Data Collection and Usage. Workday and any Participating Corporation, including the Employer, may control, collect, process and use certain information, including, but not limited to, my name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares or directorships held in Workday, details of all options to purchase shares of Common Stock or any other entitlement to shares of Common Stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purposes of implementing, administering and managing the ESPP. Processing of personal data for ESPP purposes will be necessary for the performance of the Enrollment / Change Form or in the legitimate interests of Workday, any Participating Corporation, including the Employer, or a third party which are not overridden by my privacy rights, interests or freedoms on balance.
(b)Stock Plan Administration Service Providers. Workday transfers relevant ESPP information, including my personal data to E*Trade Financial Corporate Services, Inc. and E*Trade Securities LLC (collectively, “E*Trade”), an independent service provider based in the United States, which is assisting Workday with the implementation, administration and management of the ESPP. Workday may select a different service provider or additional service providers and share information including personal data with such other provider(s) serving in a similar manner. I may be asked to agree on separate terms or acknowledge data processing practices with the service provider, with such agreement or practice being a condition to the ability to participate in the ESPP.
(c)International Data Transfers. Workday, E*Trade and relevant service providers are based in the United States. Personal data will be processed in the United States and other international locations in connection with global operations from time to time. My jurisdiction may have different data privacy laws. To protect data privacy rights, Workday maintains a program to implement international data transfer safeguards, this may include entering approved standard contractual clauses with data importers where required by my local jurisdiction laws.
(d)Data Retention. Personal data will be processed only as long as is necessary to implement, administer and manage my participation in the ESPP, or as required to comply with legal or regulatory obligations, including under tax securities, exchange control and labor laws. This period may extend beyond when my employment or service terminates. When Workday no longer needs personal data, Workday will remove it from its systems to the fullest extent reasonably practicable. If Workday keeps personal data longer, it would be to satisfy legal or regulatory obligations and Workday’s legal basis, where required, would include the relevant laws or regulations.
(e)Data Subject Rights. I may have a number of rights under data privacy laws in my jurisdiction. Depending on where I am based and relevant data privacy laws regulating the processing activity, such rights may include the right to (i) request access or copies of personal data Workday processes, including a summary of processing activities and recipient categories, (ii) rectification, (iii) deletion or erasure, (iv) restrictions on processing, (v) portability and/or (vi) lodge complaints with competent authorities in my jurisdiction. To receive clarification regarding this data privacy notice, these rights or to exercise applicable rights in relation to the personal data processed by Workday, I can make an electronic request via Workday’s Privacy Portal or write to the office address specified in Workday’s Employment Privacy Statement.

(f)Workday’s Employment Privacy Statement. Further information on Workday’s data privacy practices can be found within Workday’s Employment Privacy Statement which supplements this data privacy notice.

PART 2 - COUNTRIES OUTSIDE THE EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND UNITED KINGDOM
DATA PRIVACY NOTICE AND CONSENT.
(a)Data Collection and Usage. Workday and any Participating Corporation, including the Employer, may collect, process and use certain personal information about me, including, but not limited to, my name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares or directorships held in Workday, details of all options to purchase shares of Common Stock or any other entitlement to shares of Common Stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for the purposes of implementing, administering and managing the ESPP. The legal basis, where required, for the processing of Data is my consent.
(b)Stock Plan Administration Service Providers. Workday transfers Data to E*Trade Financial Corporate Services, Inc. and E*Trade Securities LLC (collectively, “E*Trade”), an independent service provider based in the United States, which is assisting Workday with the implementation, administration and management of the ESPP. Workday may select a different service provider or additional service providers and share Data with such other provider(s) serving in a similar manner. I may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the ESPP.
(c)International Data Transfers. Workday and its service providers are based in the United States. My country or jurisdiction may have different data privacy laws and protections than the United States. Workday’s legal basis, where required, for the transfer of Data is my consent.
(d)Data Retention. Workday will hold and use Data only as long as is necessary to implement, administer and manage my participation in the ESPP, or as required to comply with legal or regulatory obligations, including under tax securities, exchange control and labor laws. This period may extend beyond when my employment or service terminates. When Workday no longer needs the Data, Workday will remove it from its systems to the fullest extent reasonably practicable. If Workday keeps Data longer, it would be to satisfy legal or regulatory obligations and Workday’s legal basis, where required, would be the relevant laws or regulations.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the ESPP is voluntary and I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing my consent is that Workday would not be able to offer options to purchase shares of Common Stock under the ESPP or other equity awards to me or administer or maintain such awards.
(f)Data Subject Rights. I may have a number of rights under data privacy laws in my jurisdiction. Depending on where I am based, such rights may include the right to (i) request access or copies of Data Workday processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in my jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding this data privacy notice, these rights or to exercise applicable rights in relation to the personal data processed by Workday, I can make an electronic request via Workday’s Privacy Portal or write to the office address specified in Workday’s Employment Privacy Statement.

(g)Workday’s Employment Privacy Statement. Further information on Workday’s data privacy practices can be found within Workday’s Employment Privacy Statement which supplements this data privacy notice.
By enrolling and participating in the ESPP, I am declaring that I agree with the data processing practices described herein and consent to the collection, processing and use of Data by Workday and the transfer of Data to the recipients mentioned above, including recipients located in countries which may not provide the same level of protection as my country from a data protection perspective, for the purposes described above.

APPENDIX B
WORKDAY, INC. AMENDED AND RESTATED 2012 EMPLOYEE STOCK PURCHASE PLAN
ENROLLMENT/CHANGE FORM
JURISDICTION-SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.
Terms and Conditions
I understand that this Appendix B includes additional terms and conditions that govern my participation in the ESPP if I reside and/or work in one of the jurisdictions below. This Appendix B forms part of the Enrollment/Change Form. Any capitalized term used in this Appendix B without definition will have the meaning ascribed to it in the Enrollment/Change Form or the ESPP, as applicable.
I further understand that if I am a citizen or resident of a jurisdiction other than the one in which I am currently residing and/or working, I transfer residence or employment to another jurisdiction after enrolling in the ESPP, or I am considered resident of another jurisdiction for local law purposes, Workday will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to me under these circumstances.
Notifications
I further understand that this Appendix B also includes information relating to exchange control and other issues of which I should be aware with respect to my participation in the ESPP. The information is based on the securities, exchange control and other laws in effect in the respective jurisdictions as of April 2023. Such laws are often complex and change frequently. As a result, I understand that I should not rely on the information herein as the only source of information relating to the consequences of my participation in the ESPP because the information may be out of date at the time that I purchase shares of Common Stock or sell shares of Common Stock purchased under the ESPP.
In addition, the information herein is general in nature and may not apply to my particular situation, and Workday is not in a position to assure me of any particular result. Accordingly, I should seek appropriate professional advice as to how the relevant laws in my jurisdiction may apply to my situation.
Finally, I understand that if I am a citizen or resident of a jurisdiction other than the one in which I am currently residing and/or working, I transfer residence or employment to another jurisdiction after enrolling in the ESPP, or I am considered resident of another jurisdiction for local law purposes, the information contained herein may not apply to me in the same manner.
AUSTRALIA
Terms and Conditions
Securities Law Information. The offer of the ESPP is intended to comply with Part 7.12, Division 1A of the Australian Corporations Act 2001. Additional details are set forth in the Offer Document for the Offer to Purchase Shares of Common Stock to Australian Resident Employees (the “Offer Document”), which is being provided to me together with this Enrollment/Change Form and the Plan. For purposes of Division 1A, the Offer Document constitutes an “Employee Share Scheme offer document.”
Tax Information. The ESPP is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).

AUSTRIA
Terms and Conditions
Interest Waiver. By electing to participate in the ESPP, I unambiguously consent to waive my right to any interest arising in relation to the payroll deductions taken from my Compensation in connection with my participation in the ESPP.
Notifications
Securities Law Information. Workday has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the ESPP in Austria. The Information Document is available at https://workspace.workdayinternal.com/home/quick-resources/stock-equity/espp-questions-and-answers/employees-understanding-your-equity.
Exchange Control Information. If I hold securities (including shares of Common Stock acquired under the ESPP) or cash (including proceeds from the sale of shares of Common Stock) outside of Austria, I will be required to report certain information to the Austrian National Bank on an annual basis if the value of the shares as of December 31 meets or exceeds €5,000,000. The deadline for filing the annual report is January 31 of the following year.
In addition, when the shares of Common Stock are sold or a dividend is received, I may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside Austria. If the transaction volume of all accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
BELGIUM
Notifications
Foreign Asset/Account Reporting Information. Belgian residents are required to report any securities (e.g., shares of Common Stock acquired under the ESPP) or bank account (including brokerage accounts) established outside of Belgium via the annual tax return. In addition, Belgian residents are required to complete a separate report providing the Central Contact Point of the National Bank of Belgium with details regarding any such account, including the account number, the name of the bank in which such account is held and the country in which such account is located. The forms to complete this report are available on the website of the National Bank of Belgium, www.nbb.be.

CANADA
Terms and Conditions
Nature of Grant. The following provision replaces Section 4(j) of the Enrollment/Change Form:
Workday (or, if required under applicable law or the ESPP, the Committee) will have sole discretion to determine whether I have ceased to provide services for purposes of the ESPP and the effective date on which I ceased to provide services (the “Termination Date”), as provided in the ESPP; for purposes of the ESPP, the Termination Date will be the date I am no longer actually providing services to Workday or a Participating Corporation; unless explicitly required by applicable legislation or determined by Workday (or, if required under applicable law or the ESPP, the Committee), my period of service for purposes of the ESPP will exclude and will not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise; I will not earn or be entitled to a pro-rata purchase for that portion of time before the date on which my participation terminates nor will I be entitled to any compensation for the lost ability to purchase shares of Common Stock; notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued participation in the ESPP during a statutory notice period, I acknowledge that my right to participate in the ESPP, if any, will terminate effective as of the last day of my minimum statutory notice period, but I will not earn or be entitled to a pro-rata purchase if the Purchase Date falls after the end of my statutory notice period, nor will I will be entitled to any compensation for the lost ability to purchase shares of Common Stock.
The following provisions apply to Participants in Quebec:
Data Privacy. The following provision supplements Part 2 of Appendix A:
I hereby authorize Workday and Workday’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the ESPP for purposes that relate to the administration of the ESPP. I further authorize Workday, the Employer and/or any Subsidiary to disclose and discuss such information with their advisors. I acknowledge and agree that my personal information, including any sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. I also authorize Workday, the Employer and/or any Subsidiary to record such information and to keep such information in my employment file. If applicable, I also acknowledge and authorize Workday, the Employer and/or any Subsidiary involved in the administration of the ESPP to use technology for profiling purposes and to make automated decisions that may have an impact on me or the administration of the ESPP.
French Language Documents. A French translation of certain documents related to the ESPP will be made available to me as soon as reasonably practicable. Notwithstanding the provisions of Section 7 of the Enrollment/Change Form, to the extent required by applicable law and unless I indicate otherwise, the French translation of such documents will govern my participation in the ESPP.

Documents en Langue Française. Une traduction française de certains documents relatifs au Régime (“ESPP”) sera mise à ma disposition dès que cela sera raisonnablement possible.  Nonobstant les dispositions de l’article 7 du Formulaire d’Inscription / Modification, dans la mesure où la loi applicable l’exige et sauf indication contraire de ma part, la traduction française de ces documents régira ma participation au Régime.
Notifications
Securities Law Information. I understand I am permitted to sell shares of Common Stock acquired through the ESPP through the designated broker appointed under the ESPP, if any, provided the resale of shares of Common Stock acquired under the ESPP takes place outside of Canada through the facilities of a stock exchange on which the shares of Common Stock are listed. The shares of Common Stock are currently listed on the Nasdaq Global Select Market.

Foreign Asset/Account Reporting Information. I understand that I may be required to report any foreign specified property (including shares of Common Stock and rights to receive shares of Common Stock such as options under the ESPP) on Form T1135 (Foreign Income Verification Statement) if the total cost of my foreign specified property exceeds C$100,000 at any time in the year. The options must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because of other foreign specified property I own. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB would normally equal the fair market value of the shares of Common Stock at purchase, but I own other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares. If due, the Form T1135 must be filed by April 30 of the following year. I understand that I should consult my personal tax advisor to ensure my compliance with applicable reporting obligations.
CHINA
Terms and Conditions
The following provisions apply to Participants subject to exchange control restrictions in the People’s Republic of China (“China”), as determined by Workday in its sole discretion.
Contribution and Purchase Conditions. This section supplements Sections 1 and 2 of the Enrollment/Change Form:
Workday is under no obligation to remit my ESPP contributions out of China and/or purchase shares of Common Stock on my behalf pursuant to Sections 1 and 2 of the Enrollment/Change Form, unless and until Workday’s registration application is approved by the Chinese State Administration of Foreign Exchange (“SAFE”). Further, at Workday’s discretion, the option will not be exercised and shares of Common Stock will not be purchased on my behalf if, on the Purchase Date (or on such other date prior to the Purchase Date as determined by Workday in its sole discretion), the SAFE registration has become invalid or ceased to be effective for any reason. Further, the option will not be exercised and shares of Common Stock will not be purchased on my behalf unless and until Workday determines that such exercise and issuance of shares of Common Stock complies with all relevant laws and regulations.
Required Sale of Shares. To facilitate compliance with exchange control laws in China, Workday may require that any shares of Common Stock acquired under the ESPP be immediately sold. Workday is authorized to instruct E*Trade or such other broker as may be selected by Workday to assist with the mandatory sale of such shares of Common Stock (on my behalf pursuant to this authorization), and I expressly authorize such broker to complete the sale of such shares of Common Stock. In this regard, I agree to sign any agreements, forms and/or consents that may be reasonably requested by Workday (or Workday’s designated broker) to effectuate the sale of the shares of Common Stock (including, without limitation, with respect to the transfers of the proceeds and other exchange control matters noted below) and otherwise cooperate with Workday on such matters, provided that I will not be permitted to exercise any influence over how, when or whether the sales occur. I acknowledge that E*Trade or such other designated broker as may be selected by Workday is under no obligation to arrange for the sale of the shares of Common Stock at any particular price.
Alternatively, if Workday, in its discretion, does not exercise its right to require the immediate sale of shares of Common Stock purchased under the ESPP, as described in the preceding paragraph, any shares of Common Stock I acquire under the ESPP must be sold no later than six months from the date my employment terminates (and measured as described in Section 4(j) of the Enrollment/Change Form) or within any other such time frame as may be permitted by Workday or required by SAFE. Any shares of Common Stock acquired by me under the ESPP that have not been sold within six months of the date I am no longer employed or providing services for Workday or a Subsidiary shall be automatically sold by E*Trade or such other broker as may be selected by Workday pursuant to this authorization and subject to the terms of the preceding paragraph. Upon the sale of the shares of Common Stock, Workday agrees to pay the cash proceeds from the sale (less any applicable Tax-Related Items, brokerage fees and commissions) to me in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth under the “Exchange Control Restrictions” section immediately below.

Exchange Control Requirements. Any shares of Common Stock that I acquire under the ESPP (less amounts required to be withheld to satisfy Tax-Related Items) will be credited to my account with E*Trade or such other broker as may be selected by Workday. I understand that these shares of Common Stock must remain in such account until I decide or am required to sell them. I understand and agree that, due to exchange control laws in China, I will be required to immediately repatriate to China any funds received from participating in the ESPP (including cash proceeds from the sale of shares of Common Stock or any dividends paid on such shares). I further understand that, under exchange control laws in China, such repatriation of the funds will need to be affected through a special exchange control account established by Workday, the Employer or another Subsidiary, and I hereby consent and agree that the funds will be transferred to such special account prior to being delivered to me. I also understand that Workday will deliver the funds to me as soon as possible, but there may be delays in distributing the funds to me due to exchange control requirements in China. The funds may be paid in U.S. dollars or local currency, at Workday’s discretion. If the funds are paid in U.S. dollars, I understand that I may be required to open a U.S. dollar bank account in China into which the funds can be deposited. If the funds are converted to local currency, I acknowledge that Workday is under no obligation to secure any particular currency conversion rate, and that it may face delays in converting the funds to local currency. I will bear the risk of any currency conversion rate fluctuation between the date that the shares of Common Stock are sold (or any other funds are received) and the date of conversion of the funds to local currency. I must comply with any other requirements imposed by Workday in the future in order to facilitate compliance to the exchange control requirements in China.
COSTA RICA
Terms and Conditions
Authorization for Payroll Deductions. By electing to participate in the ESPP, I hereby expressly acknowledge that my authorization to the Employer to withhold a percentage of my Compensation, as specified in this Enrollment/Change Form, was given voluntarily for purposes of my participation in the ESPP.
CZECH REPUBLIC
Terms and Conditions
Authorization for Payroll Deductions. As a condition of my participation in the ESPP, I will be required to execute an Agreement on Wage Deductions, which will be provided to me separately. I understand that I must print out the form, sign and date the agreement in the applicable places, and return a copy to Stock Administration, Workday, Inc., 175 East 400 South, Suite 200, Salt Lake City, UT 84111. Further, I agree to execute other agreements or consents that may be required by Workday or the Employer with respect to payroll deductions under the ESPP. I understand that if I fail to execute the Agreement on Wage Deductions or any other form of agreement or consent that is required with respect to payroll deductions under the ESPP, I may not be able to participate in the ESPP.
Notifications
Exchange Control Information. Upon request of the Czech National Bank (“CNB”), Czech nationals may be required to file a report in connection with participation in the ESPP and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, Czech nationals should consult with their personal advisor before purchasing shares of Common Stock and before opening any foreign accounts in connection with the ESPP to ensure compliance with current regulations.

DENMARK
Terms and Conditions
Danish Stock Option Act. I acknowledge that I have received a copy of the Employer Statement and Danish translation thereof, which are being provided to comply with the Danish Stock Option Act (the “Act”), and which set forth additional information about my participation in the ESPP.
I understand that the Act only applies to “employees” as that term is defined in Section 2 of the Act. If I am a member of the registered management of a Subsidiary in Denmark or otherwise do not satisfy the definition of employee, I am not subject to the Act and the Employer Statement will not apply to me.
Further, the Act has been revised with effect from 1 January 2019. As a result of the amendments, the termination provision under the ESPP will apply for any options granted after 1 January 2019. The relevant termination provisions are detailed in the ESPP and the Employer Statement.
Nature of Grant. The following provision supplements Section 4 of the Enrollment/Change Form:
By accepting the option, I acknowledge, understand and agree that this offer relates to future services to be performed and is not related to past services.
Notifications
Foreign Asset/Account Reporting Information. I understand that if I establish an account holding shares of Common Stock or cash outside Denmark, I must report the account and its deposits, and shares held in the account in my tax return under the section on foreign affairs and income.
FINLAND
There are no country-specific provisions.
FRANCE
Terms and Conditions
Enroll. Les paragraphes suivants traduisent l’article 1 du Formulaire de Participation / Modification (en anglais, «Enrollment/Change Form»):
Par la présente, je choisis de participer au Plan d’Achat d’Actions à compter du début de la prochaine Période d’Offre. Je choisis d’acheter des actions ordinaires de Workday conformément aux conditions générales du Plan d’Achat d’Actions et du présent formulaire de Participation/Modification, ainsi qu’à toute disposition contenue dans l’annexe ci-jointe (ensemble le « Formulaire de Participation/Modification »). Je comprends que les actions ordinaires acquises pour mon compte seront émises au nom de la maison de courtage et déposées directement sur mon compte de courtage ouvert auprès de E*TRADE Securities LLC ou des sociétés qui lui sont affiliées à cet effet (« E*TRADE»). Par la présente, je m’engage à prendre toutes les mesures et à accepter et soumettre tous formulaires nécessaires à l’établissement d’un compte auprès de E*TRADE à cette fin. Je comprends que si je suis un contribuable américain, je dois informer Workday de toute cession d’actions ordinaires acquises en vertu du Plan d’Achat d’Actions.
Je continuerais de participer au Plan d’Achat d’Actions aussi longtemps que je demeurerais éligible, à moins que je me retire du Plan d’Achat d’Actions en déposant un nouveau Formulaire de Participation/Modification auprès de Workday avant les 15 derniers jours d’une Période d’Offre. Je reconnais que je peux librement me retirer du Plan d’Achat d’Actions et recevoir un remboursement complet de toutes les contributions volontaires que j’ai faites dans le cadre du Plan d’Achat d’Actions, à condition que je me retire avant les 15 derniers jours d’une Période d’Offre.

Elect Contribution Percentage. Les paragraphes suivants traduisent l’article 2 du Formulaire de Participation / Modification (en anglais, «Enrollment/Change Form»), dans la mesure applicable:
Je reconnais que le Plan d’Achat d’Actions est un plan volontaire et que tout choix relatif aux prélèvements sur salaire que j’effectue est fait sur une base entièrement volontaire. Par la présente, j’autorise Workday (ou, si différent, mon employeur) à prélever sur chacun de mes salaires __% de ma Rémunération (telle que définie dans le Plan d’Achat d’Actions) payée pendant ladite Période d’Offre et ce, aussi longtemps que je continuerais à participer au Plan d’Achat d’Actions ou, dans le cas contraire, j’en informe Workday en remplissant un Formulaire de Participation/Modification. Ce montant servira à l’acquisition d’Actions Ordinaires de Workday conformément au Plan d’Achat d’Actions. En outre, je reconnais que la loi applicable (y compris, mais sans s’y limiter, les exigences en matière de salaire minimum et de niveau de subsistance minimum) peut limiter le pourcentage des prélèvements sur salaire que je suis en mesure de contribuer au Plan d’Achat d’Actions, et Workday diminuera le pourcentage de contribution que j’ai choisi si ce choix entraîne un montant de déductions globales sur salaire qui est supérieur au montant autorisé par la loi applicable, tel que déterminé par Workday à sa seule discrétion. Si je suis payé dans une devise autre que le dollar U.S., mes contributions devront être converties en dollars U.S. avant l’acquisition des Actions Ordinaires. Le pourcentage doit être un chiffre entier (de 1% à un maximum de 15%).
À la demande de Workday ou de mon Employeur, j’accepte de signer une procuration et tout autre contrat ou consentement qui pourrait être requis pour autoriser les prélèvements sur salaire conformément à la loi applicable et/ou permettre à l’Employeur, à toute autre Filiale, ou à tout tiers désigné par l’Employeur ou Workday de remettre les prélèvements sur salaire accumulés de mon pays aux États-Unis pour l’achat d’Actions Ordinaires. Je comprends que si je ne signe pas une procuration ou toute autre forme de contrat ou de consentement requis pour l’autorisation des prélèvements sur salaire ou le versement de mes prélèvements sur salaire, je ne serai pas en mesure de participer au Plan d’Achat d’Actions.
Participation in this Plan. Les paragraphs suivants indiquent et traduisent l’article 6 du Plan (en anglais, «ESPP»):
(a)With respect to each Offering Period, an eligible Employee determined in accordance with Section 4 of the Plan may elect to become a Participant by submitting the prescribed enrollment form (an “Enrollment Form”) in accordance with Workday’s procedures prior to the commencement of the Offering Period to which such agreement relates in accordance with such rules as Workday may determine.
(b)Once an Employee becomes a Participant in an Offering Period, then such Participant will automatically participate in the Offering Period commencing immediately following the last day of such prior Offering Period at the same contribution level as was in effect in the prior Offering Period unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 of the Plan, or otherwise notifies Workday of a change in the Participant’s contribution level by filing an additional Enrollment Form in accordance with Workday’s procedures.  A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this section (i) is not required to file any additional Enrollment Form in order to continue participation in the Plan and (ii) will be deemed to have accepted the terms and conditions of the Plan, any sub-plan and Enrollment Form in effect at the time each subsequent Offering Period begins, subject to Participant’s right to withdraw from the Plan in accordance with the withdrawal procedures in effect at the time.
(a)Concernant chaque Période d’Offre, un Salarié éligible conformément à la section 4 du Plan peut choisir d’y participer par le dépôt  d’un formulaire d’inscription prescrit (le «  Formulaire d’Inscription ») conformément aux procédures de Workday avant le début de la Période d’Offre à laquelle cet accord se rapporte, conformément aux règles susmentionnées déterminées par Workday.

(b)Dès lors qu’un Salarié devient un Participant pour une Période d’Offre, alors ledit Participant participera automatiquement à la Période d’Offre commençant immédiatement après le dernier jour de la Période d’Offre antérieure au même niveau de contribution que celui applicable lors de la Période d’Offre antérieure, à moins que le Participant se retire, ou soit considéré comme se retirant du Plan, ou cesse sa participation à la Période d’Offre tel que cela est prévu à la Section 11 du Plan, ou informe Workday d’un changement de son pourcentage de contribution en remplissant un Formulaire d’Inscription supplémentaire conformément aux procédures de Workday.  Le Participant qui est automatiquement inscrit à la Période d’Offre ultérieure conformément aux dispositions de ce paragraphe (i) n’a pas à déposer de Formulaire d’Inscription supplémentaire pour continuer à participer au Plan et (ii) sera réputé avoir accepté les termes et conditions du Plan, de tout sous-plan et du Formulaire d’Inscription en vigueur au moment où chaque Période d’Offre ultérieure commence, sous réserve du droit du Participant de se retirer du Plan conformément aux procédures de retrait en vigueur à ce moment-là.
Language Consent.  By enrolling in the ESPP, either by signing the Enrollment/Change Form or by using Workday’s online enrollment procedures, I agree to be bound by, and understand that my participation in the ESPP is in all respects subject to, the terms of the ESPP and this Enrollment/Change Form.  I confirm having read and understood the documents relating to the ESPP (the ESPP and this Enrollment/Change Form) which were provided to me in the English language.  I accept the terms of those documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant de participer au ESPP, soit en signant le formulaire de Participation/Modification soit en utilisant les procédures d’inscription en ligne de Workday, j’accepte être lié et je comprends que ma participation est telle que décrite dans le ESPP et le formulaire de Participation/Modification. Je confirme avoir lu et compris les documents relatifs au ESPP (le ESPP et cet formulaire de Participation/Modification) qui ont été communiqués en langue anglaise. J’accepte les termes de ces documents en connaissance de cause.
Notifications
Securities Law Information. Workday has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the ESPP in France. The Information Document is available at https://workspace.workdayinternal.com/home/quick-resources/stock-equity/espp-questions-and-answers/employees-understanding-your-equity.
Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is exceeds a certain threshold. I understand that I should consult with a personal legal advisor to ensure my compliance with applicable reporting obligations.
Foreign Asset/Account Reporting Information. If I hold securities (including shares of Common Stock purchased under the ESPP) in a foreign bank account, I am required to report the opening, closing and maintenance of such account to the French tax authorities when filing my annual tax return. I understand that I should consult my personal tax advisor to ensure my compliance with applicable reporting obligations.
GERMANY
Notifications
Securities Law Information. Workday has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the ESPP in Germany. The Information Document is available at https://workspace.workdayinternal.com/home/quick-resources/stock-equity/espp-questions-and-answers/employees-understanding-your-equity.

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the Deutsche Bundesbank. Such reporting obligation might arise when shares of Common Stock are purchased under the ESPP and when shares of Common Stock are subsequently sold. I understand that I am responsible for complying with applicable reporting obligations and that I should consult with a personal legal advisor on this matter.
Foreign Asset/Account Reporting Information. If my acquisition of shares under the Plan leads to a so-called qualified participation at any point during the calendar year, I will need to report the acquisition when I file my tax return for the relevant year. A qualified participation is attained if (i) the value of the shares acquired exceeds EUR 150,000 or (ii) in the unlikely event that I hold shares of Common Stock exceeding 10% of the total capital of Workday. However, if the shares of Common Stock are listed on a recognized U.S. exchange and I own less than 1% of Workday, this requirement will not apply to me. If applicable, I understand that I will be responsible for obtaining the appropriate form from a German federal bank and complying with the reporting obligations.
GREECE
Notifications
Foreign Asset/Account Reporting Information. If I acquire shares under the ESPP, I understand that I must report such foreign assets on my tax return.
HONG KONG
Terms and Conditions
Contributions to the ESPP. Notwithstanding anything to the contrary in the ESPP and the Enrollment/Change Form, due to legal restrictions in Hong Kong, I understand that I may not participate in the ESPP via payroll deductions. Instead, my contributions to the ESPP must be made via check, wire transfer or bank debit. Workday will calculate the total funds that must be received from me prior to the end of the respective Purchase Period based on the contribution percentage I specify in the Enrollment/Change Form. I understand I am solely responsible for ensuring remittance of such contributions to Workday in accordance with the policies and procedures established by Workday and/or the Employer to facilitate my participation in the ESPP. I further understand and agree that no shares of Common Stock will be purchased on my behalf under the ESPP if I fail to submit my contributions in the manner required by such policies and procedures. Workday reserves the right to allow participation in the ESPP via payroll deductions depending on the development of local laws and/or if administratively feasible.
Securities Law Information. WARNING: The option granted under the ESPP and any shares of Common Stock purchased under the ESPP do not constitute a public offering of securities under Hong Kong law and are available only to eligible employees of Workday and its Participating Corporations. The Enrollment/Change Form, including this Appendix, and the ESPP and any other incidental communication materials distributed in connection with the ESPP (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of eligible employees of Workday and its Participating Corporations, and may not be distributed to any other person.
I understand that I should exercise caution in relation to the right to purchase shares of Common Stock. If I am in any doubt about any of the contents of the Enrollment/Change Form, including this Appendix, the ESPP or any other incidental communication materials distributed in connection with the ESPP, I should obtain independent professional advice.

INDIA
Notifications
Tax Collection at Source. I understand that Tax Collection At Source (“TCS”) may apply to funds remitted out of India if the funds exceed a certain amount (currently INR 700,000). Therefore, my annual remittances out of India, including my contributions to purchase shares of Common Stock, may be subject to TCS. Depending on the procedures established by the Employer and the bank remitting funds out of India, I understand that the Employer or the bank may collect any applicable TCS from my contributions, remit the applicable TCS to the tax authorities and remit the remaining contributions to the Company, which will impact the number of shares of Common Stock that I will be able to purchase with my contributions under the ESPP. Alternatively, if any applicable TCS is not deducted from my contributions, I understand and agree that the Company or the Employer may deduct any applicable TCS via any withholding method set forth in section 3, the “Responsibility for Taxes” section of the Enrollment/Change Form. I understand that I may be required to provide a declaration to my Employer or the bank remitting the funds regarding whether the TCS threshold has been reached based on all remittances out of India, including contributions to the ESPP, and I agree to provide such declaration upon request. I understand that if I fail to provide such declaration upon request, the TCS may be applied on all of my contributions under the ESPP.
Exchange Control Notification. Indian residents must repatriate to India any funds received under the ESPP within such period of time prescribed under applicable Indian laws and regulations, as may be amended from time to time. I will receive a foreign inward remittance certificate (“FIRC”) from the bank where the foreign currency is deposited and should retain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. I understand that it is my responsibility to comply with the applicable exchange control laws in India. I may also be required to provide information to Workday or the Employer to facilitate compliance with exchange control filing requirements in India. I should consult with my legal advisor with respect to the requirements.
Foreign Asset/Account Reporting Notification. Indian residents are required to declare in their annual tax returns (a) any foreign assets they hold and (b) any foreign bank accounts for which they have signing authority. I understand it is my responsibility to comply with applicable tax laws in India. I should consult with a personal tax advisor to ensure proper reporting of foreign assets and bank accounts.
INDONESIA
Terms and Conditions
Language Consent. By enrolling and participating in the ESPP, I (i) confirm having read and understood these documents provided in the English language, (ii) accept the terms of these documents accordingly, and (iii) agree not to challenge the validity of these documents based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Persetujuan dan Pemberitahuan Bahasa. Dengan mendaftar dan ikut serta dalam ESPP, saya (i) memberikan konfirmasi bahwa saya telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, ESPP dan Perjanjian) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan).

Notifications
Exchange Control Information. Foreign exchange activity is subject to certain reporting requirements. For foreign currency transactions exceeding USD 25,000, the underlying document of that transaction will have to be submitted to the relevant local bank. If I repatriate funds (e.g., proceeds from the sale of shares of Common Stock) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia.
For transactions of USD 10,000 or more (or its equivalent in other currency), a more detailed description of the transaction must be included in the report and I may be required to provide information about the transaction to the bank in order to complete the transaction.
Foreign Asset/Account Reporting Information. Indonesian residents are required to report worldwide assets (including foreign accounts and shares of Common Stock acquired under the ESPP) in their annual individual income tax return.
IRELAND
Notifications
Securities Law Information. Workday has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the ESPP in Ireland. The Information Document is available at https://workspace.workdayinternal.com/home/quick-resources/stock-equity/espp-questions-and-answers/employees-understanding-your-equity.
Director Notification Requirement. I understand that if I am a director, shadow director or secretary of an Irish Subsidiary, I must notify the Irish Subsidiary or affiliate in writing upon (i) receiving or disposing of an interest in Workday (e.g., options, shares of Common Stock, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (ii) becoming a director or secretary if such an interest exists at the time, in each case if the interest represents more than 1% of Workday’s share capital or voting rights. This notification requirement also applies with respect to the interests of any spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).
ISRAEL
Terms and Conditions
The following provisions apply to participants who are in Israel on the enrollment date.

Grant Subject to Terms and Conditions of Israel Sub-Plan. By enrolling in the ESPP, I acknowledge that the options granted and the exercise of options are subject to, and in accordance with, the terms of the ESPP and the Israeli subplan (the “Israeli Sub-Plan”). As such, the shares of Common Stock issued to me under the ESPP are intended to qualify for specific tax treatment in Israel under Section 102 (together with its subsections and any similar successor provisions, “Section 102”) of the Israeli Income Tax Ordinance (New Version) 5721-1961, and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Income Tax Rules (Tax Benefits in Share Issuance to Employees), 5763-2003 (the “Rules”), as now in effect or as hereafter amended ( the “ITO”). Certain events may affect the status of the options as qualified under Section 102 and the options may be disqualified in the future. Workday does not make any undertaking or representation to maintain the qualified status of the options under the ESPP.

The options, the shares of Common Stock and any rights issued pursuant to the options and shares of Common Stock (other than cash dividends) are subject to a supervisory trust arrangement ESOP Management and Trust Services Ltd. or another trustee selected by Workday (the “Trustee”) for my benefit for at least such period of time as required by Section 102 or by the Israeli Tax Authority (the “Holding Period” and the “ITA”, respectively).

By enrolling in the ESPP and accepting the options offered under the ESPP, I agree to be bound by Section 102, the terms of the ESPP, the Israeli Sub-Plan, this Enrollment/Change Form, the trust and services agreement (the “Trust Agreement”) with the Trustee, and, upon request of Workday or the Employer, I further agree to provide written consent to the terms of any tax ruling or agreement obtained by Workday or the Employer with regard to the ESPP and the Israel Sub- Plan (“Tax Ruling”). Further, I agree to the terms of the Section 102 Confirmation Letter.

I acknowledge that until further election by Workday, the options granted under the ESPP and any shares of Common Stock received upon exercise of the options are intended to qualify for the tax treatment available in Israel pursuant to the provisions of the “capital gain trustee track” under Section 102, including the Rules and any Tax Ruling.

Trust Arrangement. I further acknowledge the options granted under the ESPP are subject to the trust (“Trust”) established by the Trust Agreement with the Trustee. To receive the tax treatment provided for in Sections 102(b)(2) and 102(b)(3) of the ITO or successor statute, the options will be “deposited” (as stipulated by the ITO) with the Trustee on my behalf during the Holding Period (or under the supervision of the Trustee, as may be the case under the supervisory trust arrangement), which, until further election by Workday, shall be twenty-four (24) months from the exercise date, or any other period determined under the ITO as now in effect or as hereafter amended or by the ITA. Subject to the expiration of the Holding Period and any further period included herein, I agree that shares of Common Stock issued under the ESPP will be under the supervision of the Trustee until the earlier of (a) the receipt by the Trustee of an acknowledgment from the ITA that I have paid all applicable Tax-Related Items due pursuant to the ITO and Section 102, or (b) the Trustee withholds any applicable Tax- Related Items due pursuant to the ITO and Section 102.

Workday may in its sole discretion replace the Trustee from time to time and instruct the transfer of all options and shares of Common Stock held or administered by such Trustee at such time to its successor and the provisions of this Subscription Agreement shall apply to the new Trustee.

Tax Obligations. The following provision supplements Section 3 of the Enrollment/Change Form:

I acknowledge that I am familiar with the provisions of Section 102 of the ITO and the regulations and rules promulgated thereunder, including without limitation, the tax implications applicable to the options granted to me hereunder.
The fair market value of the options on the grant date (as computed in accordance with the provisions relating to the 102 Capital Gains Track) shall be subject to taxation in Israel in accordance with ordinary income tax principles. Moreover, in the event that I dispose of any shares of Common Stock underlying the options prior to the expiration of the Holding Period, I acknowledge and agree that any additional gains from the sale of such shares of Common Stock will not qualify for tax treatment under the 102 Capital Gains Track and will be subject to taxation in Israel in accordance with ordinary income tax principles, and any sanctions under Section 102 with respect thereto shall be borne solely by me. Further, I acknowledge and agree I will be liable for the Employer’s component of payments to the Israeli National Insurance Institute (to the extent such payments by the Employer are required).

I further agree that the Trustee may act on behalf of Workday or the Employer, as applicable, to satisfy any obligation to withhold Tax-Related Items applicable to me in connection with the options granted under the Israeli Sub-Plan.

The following provisions apply to participants who permanently transfer to Israel after the enrollment date.

Non-Trustee Award and Sale Restriction. The grant of the options is subject to the ESPP and is not made pursuant to Sections 102(b)(2) and (3) of the Israel Tax Ordinance and, in particular, are not eligible to benefit from the capital gains track described in subsection (b)(2) and (3) thereof. To facilitate compliance with tax requirements in Israel, I acknowledge and agree that Workday may require that any shares of Common Stock acquired under the ESPP be held with Workday’s designated broker appointed under the ESPP or another designee and that such shares of Common Stock may be sold at any such time specified by Workday. The sale may occur (i) immediately upon purchase, (ii) following my termination of employment, or (iii) within any other time frame as Workday determines to be necessary to comply with local tax requirements.

ITALY
Terms and Conditions
ESPP Document Acknowledgement. I acknowledge that by enrolling in the ESPP, I have been given access to the ESPP, have reviewed the ESPP and the Enrollment/Change Form in their entirety and fully understand and accept all provisions of the ESPP and the Enrollment/Change Form. Further, I acknowledge that I have read and expressly approve the following sections of the Enrollment/Change Form: Section 1: Enroll; Section 2: Elect Contribution Percentage; Section 3: Responsibility for Taxes; Section 4: Nature of Grant; Section 5: No Advice Regarding Grant; Section 6: Compliance with Law; Section 7: Language; Section 8: Electronic Delivery and Participation; Section 13: Imposition of Other Requirements; Section 14: Governing Law and Venue; and Section 16: Acknowledgement and Signature.
Notifications
Foreign Asset/Account Reporting Information. I understand that if I am an Italian resident and at any time during the fiscal year I hold foreign financial assets (including cash and shares of Common Stock) which may generate income taxable in Italy, I am required to report these assets on my annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply if I am the beneficial owner of such foreign financial assets, even if I do not directly hold investments abroad or foreign assets. I understand that I should consult my personal tax advisor to ensure my compliance with applicable reporting obligations.
JAPAN
Notifications
Foreign Asset/Account Reporting Information.  I understand that if I hold assets outside of Japan (e.g., shares of Common Stock purchased under the ESPP) with a total net fair market value exceeding ¥50,000,000 (or an equivalent amount in foreign currency) as of December 31 each calendar year, I am required to report the details of such assets to the Japanese tax authorities by March 15th of the following year. I understand that I should consult with my personal tax advisor to determine my personal reporting obligations.
LATVIA
There are no country-specific provisions.
MALAYSIA
Terms and Conditions

Contributions to the ESPP. Notwithstanding anything to the contrary in the ESPP and the Enrollment/Change Form, due to legal restrictions in Malaysia, I understand that I may not participate in the ESPP via payroll deductions. Instead, my contributions to the ESPP must be made via check, wire transfer or bank debit. Workday will calculate the total funds that must be received from me prior to the end of the respective Purchase Period based on the contribution percentage I specify in the Enrollment/Change Form. I understand I am solely responsible for ensuring remittance of such contributions to Workday in accordance with the policies and procedures established by Workday and/or the Employer to facilitate my participation in the ESPP. I further understand and agree that no shares of Common Stock will be purchased on my behalf under the ESPP if I fail to submit my contributions in the manner required by such policies and procedures. Workday reserves the right to allow participation in the ESPP via payroll deductions depending on the development of local laws and/or if administratively feasible.
Exchange Control Compliance. The following provision supplements Section 12 of the Enrollment/Change Form:
I agree that, if so requested by Workday, the Employer or any third party designated by Workday or the Employer, I must execute and return a compliance declaration related to my foreign investments, as provided by Workday or the Employer, to my local human resources representative in order to participate in the ESPP, and that my failure to do so may prevent me from being able to participate.
Data Privacy. This provision replaces Part 2 of Appendix A.
I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Agreement and any other ESPP participation materials by and among, as applicable, the Employer, Workday and its Subsidiaries for the exclusive purpose of implementing, administering and managing my participation in the ESPP.
I understand that Workday and the Employer may hold certain personal information about me, including, but not limited to, my name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in Workday, details of all options under the ESPP or any other entitlement to shares of stock awarded, cancelled, purchased, exercised, vested, unvested, or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the ESPP. The source of the Data is the Employer, as well as information which I am providing to Workday and the Employer in connection with the ESPP and this Enrollment/Change Form.
I understand that Data will be transferred to E*Trade or such other stock plan service provider as may be selected by Workday in the future, which is assisting Workday, with the implementation, administration and management of the ESPP. I further understand that Workday, the Employer and any other Subsidiary will transfer Data among themselves as necessary for the purpose of the implementation, administration and management of my participation in the ESPP, and that Workday, the Employer and any other Subsidiary may each further transfer Data to third parties assisting Workday in the implementation, administration and management of the ESPP, including any requisite transfer to a broker or another third party with whom I may elect to deposit any shares of Common Stock acquired under the ESPP. I understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than my country. I understand that if I reside outside the United States, I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative, whose email address is cynthia.chan@workday.com. I authorize Workday, E*Trade and its affiliates, and any other possible recipients which may assist Workday, (presently or in the future) with implementing, administering and managing the ESPP to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the ESPP.

I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the ESPP. I understand that if I reside outside the United States I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing my consent is that Workday would not be able to grant me the option to purchase shares of Common Stock under the ESPP or other equity awards or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the ESPP. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.
Malaysian Translation
Saya dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi saya seperti yang diterangkan dalam Perjanjian dan apa-apa bahan penyertaan ESPP lain oleh dan di antara, seperti mana yang terpakai, Majikan, Syarikat, Anak-Anak SyarikatnyaSekutunya atau mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan saya dalam Pelan.
Saya memahami bahawa Workday dan Majikan mungkin memegang maklumat peribadi tertentu tentang saya, termasuk, tetapi tidak terhad kepada, nama saya, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, nombor insurans sosial, pasport atau nombor pengenalan lain (seperti, nombor pendaftaran penduduk tetap atau nombor kad pengenalan), gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan pengarah yang dipegang di Workday, butir-butir semua opsyen di bawah ESPP atau apa-apa hak lain atas syer dalam saham yang dianugerahkan, dibatalkan, dibeli, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah saya (“Data”), untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan ESPP. Sumber Data adalah daripada Majikan, dan juga maklumat yang saya memberikan kepada Workday dan Majikan berhubung dengan ESPP dan Borang Pendaftaran/Penukaran ini.
Saya memahami bahawa Data ini akan dipindahkan kepada E*Trade atau pembekal perkhidmatan pelan saham yang ditetapkan oleh Workday pada masa depan yang membantu Workday dengan pelaksanaan, pentadbiran dan pengurusan ESPP. Saya memahami selanjutnya bahawa Workday, Majikan dan Anak-Anak Syarikat lain akan memindah Data sesama mereka seperti diperlukan untuk tujuan melaksanakan, mentadbir dan menguruskan penyertaan saya dalam Pelan, dan Workday, Majikan dan Anak-Anak Syarikat yang lain masing-masing boleh memindah Data kepada pihak-pihakketiga yang membantu Workday dalam pelaksanaan, pentadbiran dan pegurusan Pelan, termasuk pemindahan yang diperlukan kepada broker atau pihak ketiga yang lain yang mana saya boleh memilih untuk mendepositkan syer Saham Biasa yang diperolehi daripada Pelan. Saya memahami bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau mana-mana tempat lain dan bahawa negara penerima-penerima mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara saya. Saya memahami bahawa sekiranya saya menetap di luar Amerika Syarikat, saya boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan saya, alamat emel cynthia.chan@workday.com. Saya memberi kuasa kepada Workday, E*Trade mana-mana penerima-penerima lain yang mungkin membantu Workday (pada masa sekarang atau pada masa depan) dengan melaksanakan, mentadbir dan menguruskan ESPP untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan saya dalam ESPP.

Saya memahami bahawa Data hanya akan disimpan untuk tempoh yang perlu bagi melaksanakan, mentadbir, dan menguruskan penyertaan saya dalam ESPP. Saya memahami bahawa sekiranya saya menetap di luar Amerika Syarikat, saya boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan saya. Saya selanjutnya memahami bahawa saya memberi persetujuan ini secara sukarela. Sekiranya saya tidak bersetuju, atau kemudian membatalkan persetujuan saya, status pekerjaan atau perkhidmatan saya dengan Majikan tidak akan terjejas; satunya akibat jika saya tidak bersetuju atau menarik balik persetujuan saya adalah bahawa Workday tidak akan dapat menganugerahkan kepada saya opsyen untuk memeroleh syer Saham Biasa ESPP atau anugerah ekuiti lain atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, saya memahami bahawa keengganan atau penarikan balik persetujuan saya boleh menjejaskan keupayaan saya untuk mengambil bahagian dalam ESPP. Untuk maklumat lanjut mengenai akibat keengganan saya untuk memberikan keizinan atau penarikan balik keizinan, saya memahami bahawa saya boleh menghubungi wakil sumber manusia tempatan saya.
Notifications
Director Notification Obligation. Directors of a Malaysian Subsidiary are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such entity in writing within 14 business days of the acquisition or disposal of an interest (e.g., options granted under the ESPP or shares of Common Stock) in Workday or any related company.
MEXICO
Terms and Conditions
Elect Contribution Percentage.  This provision supplements and translates Section 2 of the Enrollment/Change Form:
I hereby request and authorize the Employer, Workday Mexico S. de R.L. de C.V. (“Workday Mexico”) to withhold from each of my paychecks the elected percentage of my Compensation during the Offering Period, as described in this Section 2.
I acknowledge and agree that the participation of Workday Mexico in the ESPP is limited to acting as an intermediary in delivering to Workday the amounts withheld from my paychecks during the Offering Period and that the benefits under the ESPP are not fringe benefits provided by Workday Mexico.  Workday Mexico will make no additional salary payment or other compensation to me as a result of the ESPP.  I further acknowledge that the withholding I have requested is not a loss of salary and that I have received in full my entire salary for each pay period during my participation in the ESPP.
Plan Document Acknowledgment. By enrolling and participating in the ESPP, I acknowledge that I have received a copy of the ESPP and the Enrollment/Change Form, which I have reviewed. I acknowledge further that I accept all the provisions of the ESPP and the Enrollment/Change Form. I also acknowledge that I have read and specifically and expressly approve the terms and conditions set forth in Section 4 (“Nature of Grant”) in the Enrollment/Change Form, which clearly provides as follows:
1.participation in the ESPP does not constitute an acquired right;
2.the ESPP and my participation in the ESPP are offered by Workday on a wholly discretionary basis;
3.participation in the ESPP is voluntary; and
4.Workday and its Subsidiaries are not responsible for any decrease in the value of any shares of Common Stock that I may acquire under the ESPP.

Labor Law Policy and Acknowledgment. By enrolling and participating in the ESPP, I expressly recognize that Workday, with registered offices at 6110 Stoneridge Mall Road Pleasanton, California U.S.A., is solely responsible for the administration of the ESPP, and participation in the ESPP and acquisition of shares of Common Stock do not constitute an employment relationship between me and Workday since I am participating in the ESPP on a wholly commercial basis and Workday Mexico is my sole employer. Based on the foregoing, I expressly recognize that the ESPP and the benefits that I may derive from participating in the ESPP do not establish any rights between myself and Workday Mexico and do not form part of the employment conditions and/or benefits provided by Workday Mexico, and any modification of the ESPP or its termination shall not constitute a change or impairment of the terms and conditions of my employment.
I further understand that my participation in the ESPP is as a result of a unilateral and discretionary decision of Workday; therefore, Workday reserves the absolute right to amend and/or discontinue my participation at any time without any liability to me.
Finally, I hereby declare that I do not reserve to myself any action or right to bring any claim against Workday for any compensation or damages regarding any provision of the ESPP or the benefits derived under the ESPP, and I therefore grant a full and broad release to Workday, and its Subsidiaries, affiliates, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.
Spanish Translation
Porcentaje de Contribución Seleccionado: Esta disposición complementa y traduce la Sección 2 del Formulario de Inscripción/Cambio.
Por medio de la presente, solicito al Patrón Workday Mexico S. de R.L. de C.V. (“Workday Mexico”) realice la retención en mi Compensación y en cada uno de los cheques de pago del porcentaje seleccionado durante el Periodo de Oferta, tal y como se describe en esta Sección 2.
Reconozco y acepto que la participación de Workday Mexico en el ESPP está limitada a fungir como intermediario en la entrega a Workday de las cantidades que serán descontadas de mi salario durante el Periodo de Oferta y que los beneficios recibidos bajo el ESPP no son prestaciones adicionales otorgadas por Workday Mexico. Workday Mexico no me hará ningún pago adicional por concepto de salario ni cualquier otra compensación con motivo del ESPP. Adicionalmente reconozco que la retención solicitada de mi salario no es una pérdida del mismo y que he recibido el pago íntegro, total y completo de mi salario por cada periodo durante mi participacion en el ESPP
Reconocimiento del Plan. Al inscribirme y al participar en el ESPP, reconozco que he recibido una copia del mismo y del Formulario de Inscripción/Cambio, mismos que he revisado. Reconozco además que acepto las disposiciones del ESPP y del Formulario de Inscripción/Cambio. Reconozco de igual forma que he leído y que expresamente apruebo los términos y condiciones establecidos en la Sección 4 (“Naturaleza del Otorgamiento”) en el Formulario de Inscripción/Cambio, que claramente establece lo siguiente:
1.La participación en el ESPP no constituye un derecho adquirido;
2.El ESPP y mi participación en el mismo se ofrecen por Workday de forma totalmente discrecional;
3.La participación en el ESPP es voluntaria; y
4.Workday y sus Subsidiarias no son responsables por ninguna disminución en el valor de las acciones que pudiera adquirir bajo el ESPP.

Política Laboral y Reconocimiento. Al inscribirme y participar en el ESPP, expresamente reconozco que Workday, con oficinas registradas en 6110 Stoneridge Mall Road Pleasanton, California U.S.A., es la única responsable por la administración del ESPP y que la participación en el mismo y la adquisición de acciones no constituyen una relación de trabajo con Workday ya que participo en el ESPP de forma totalmente comercial y Workday Mexico es mi único patrón. En base a lo anterior, reconozco que el ESPP y las prestaciones que se deriven del mismo no establecen derecho alguno con Workday Mexico y que no formara parte de las condiciones de trabajo y/o prestaciones otorgadas por Workday Mexico y que cada modificación del ESPP o su terminación, no constituirá un cambio o impedimento de los términos y condiciones de la relación de trabajo.
Asimismo, reconozco que mi participación en el ESPP es resultado de una decisión unilateral y discrecional de Workday; por lo tanto, Workday se reserva el derecho absoluto de modificar y/o terminar mi participación en cualquier momento y sin ninguna responsabilidad hacia mí.
Finalmente, manifiesto que no me reservo acción o derecho alguno por ejercer contra Workday por cualquier compensación o perjuicios relacionados a cualquier disposición del ESPP o a las prestaciones derivadas del mismo, y por lo tanto, eximo amplia y completamente a Workday, sus Subsidiarias, Afiliadas, sucursales, oficinas de representación, accionistas, directores, oficiales, empleados, agentes o representantes legales de cualquier demanda o reclamo que pudiera surgir.
Notifications
Securities Law Information. The option grant, and any shares of Common Stock acquired, under the ESPP have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the ESPP, the Enrollment/Change Form and any other document relating to the option may not be publicly distributed in Mexico. These materials are addressed to Participants because of their existing relationship with Workday or a Subsidiary, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Workday Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
Notifications
Securities Law Information.
NEW ZEALAND
Notifications
Securities Law Information. WARNING: I am being offered the opportunity to receive an option to purchase shares of Workday in accordance with the terms of this Enrollment/Change Form and the ESPP. If I purchase shares of Common Stock, this investment will give me a stake in the ownership of Workday. In that case, I may receive a return if dividends are paid.

If Workday runs into financial difficulties and is wound up, I will be paid only after all other creditors (including holders of preference shares, if any) have been paid. I may lose some or all of my investment, if any.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, I may not be given all the information usually required. I will also have fewer other legal protections for this investment.
The shares of Common Stock are quoted on the Nasdaq. This means that if I acquire shares of Common Stock, I may be able to sell the shares of Common Stock on the Nasdaq if there are interested buyers. I may get less than I invested. The price will depend on the demand for the shares of Common Stock.
For a copy of Workday’s most recent financial statements (and, where applicable, a copy of the auditor’s report on those financial statements), as well as information on risk factors impacting Workday’s business that may affect the value of the shares of Common Stock, I should refer to the risk factors discussion in Workday’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on Workday’s website at https://www.workday.com/en-us/company/investor-relations.html.
I should ask questions, read all documents carefully, and seek independent financial advice before committing myself.
NORWAY
Notifications
Foreign Asset/Account Reporting Information. If I acquire shares under the Plan, I understand that I may be subject to foreign asset reporting as part of my ordinary tax return. Norwegian banks, financial institutions, limited companies, etc. must report certain information to the Tax Administration. Such information may then be pre-populated in my tax return. However, if I have traded, or own, financial instruments (e.g., shares of Common Stock), I must enter this information in Form RF-1159, which is an appendix to the tax return.
POLAND
Terms and Conditions
Authorization for Payroll Deductions. I understand that as a condition of my participation in the ESPP, I will be required to execute a Consent for Deduction form, which will be provided to me separately. I understand that I must print out the form, sign and date the form in the applicable places, and return a copy to Stock Administration, Workday, Inc., 175 East 400 South, Suite 200, Salt Lake City, UT 84111. Further, I agree to execute other agreements or consents that may be required by Workday or the Employer with respect to payroll deductions under the ESPP. I understand that if I fail to execute the Consent for Deduction form or any other form of agreement or consent that is required with respect to payroll deductions under the ESPP, I may not be able to participate in the ESPP.
Exchange Control Notification. Polish residents holding foreign securities (including shares of Common Stock) and maintaining accounts abroad (including any brokerage account) must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (calculated individually or together with all other assets/liabilities held abroad) exceeds a specified threshold (currently PLN7,000,000). If required, the reports are due on a quarterly basis on special forms available on the website of the National Bank of Poland.

In addition, any transfer of funds in excess of a specified threshold (currently €15,000, but if such transfer is connected with business activity of an entrepreneur, PLN15,000) must be affected through a bank account in Poland. I should maintain evidence of such foreign exchange transactions for five years, in case of a request for their production by the National Bank of Poland.
SINGAPORE
Notifications
Securities Law Information. The grant of the option under the ESPP is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The ESPP has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. I understand that the option granted under the ESPP is subject to section 257 of the SFA and I should not make (a) any subsequent sale of shares of Common Stock in Singapore or (b) any offer of such subsequent sale of shares of Common Stock in Singapore unless such sale or offer is made (i) after six months of the grant of the option or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).
Director Notification Obligation. The directors, associate directors or shadow directors of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify such entity in writing within two business days of any of the following events: (a) the acquisition or disposal of an interest (e.g., options granted under the ESPP or shares of Common Stock) in Workday or any Subsidiary, (b) any change in previously-disclosed interests (e.g., sale of shares of Common Stock), or (c) becoming a director, associate director or shadow director of a Subsidiary in Singapore, if the individual holds such an interest at that time. These notification requirements apply regardless of whether the directors are residents of or employed in Singapore.
SOUTH AFRICA
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 3 of the Enrollment/Change Form:
By participating in the ESPP, I agree to immediately notify the Employer of the amount of any gain I realize when I purchase shares of Common Stock. If I fail to advise the Employer of any gain realized at purchase, then I may be liable for a fine. I will be responsible for paying the difference between the actual tax liability and the amount withheld by Workday or the Employer.
Tax Clearance Certificate and Transfer of Funds Application. I understand that to participate in the ESPP, I may be required to obtain and provide to the Employer, or any third party designated by the Employer or Workday: (a) a Tax Clearance Certificate (with respect to Foreign Investments) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Services (the “SARS”), and/or (b) a Transfer of Funds Application (with respect to Foreign Investments). The Tax Clearance Certificate may need to be renewed each 12 months or such as otherwise required by the SARS. I understand that if I do not provide a valid Tax Clearance Certificate and Transfer of Funds Application, Workday may not be able to purchase shares of Common Stock on my behalf under the ESPP.
Notifications
Securities Law Information.  In compliance with South African securities law, the documents listed below are available for my review on Workday’s website at https://www.workday.com/en-us/company/investor-relations.html and on Workday’s intranet:
1.Workday’s most recent annual financial statements; and
2.Workday’s most recent ESPP prospectus.

A copy of the above documents will be sent to me free of charge on written request to Workday’s Global Stock Administration by logging a People Guide Request in Service Hub.
I should carefully read the materials provided before making a decision whether to participate in the ESPP. In addition, I understand that I should contact my tax advisor for specific information concerning my personal tax situation with regard to ESPP participation.
Exchange Control Information. Under current South African exchange control policy, if I am a South African resident, I may invest only a specific amount per annum in offshore investments, including in shares of Common Stock. This is a cumulative allowance; therefore, my ability to remit funds for the purchase of shares of Common Stock will be reduced if my foreign investment limit is utilized to make a transfer of funds offshore that is unrelated to the ESPP. If the limit will be exceeded as a result of a purchase under the ESPP, I may still participate in the ESPP; however, I will need to immediately sell the shares of Common Stock purchased on my behalf under the ESPP and repatriate the proceeds to South Africa in order to ensure that I do not hold assets outside South Africa with a value in excess of the permitted offshore investment allowance amount.
As the investment limit and other exchange control requirements are subject to change without notice, I should consult my personal legal advisor prior to the purchase or sale of shares of Common Stock under the ESPP to ensure compliance with current regulations. I am solely responsible for complying with exchange control requirements in South Africa and neither Workday nor any Subsidiary will be liable for any fines or penalties resulting from my failure to do so.
SOUTH KOREA
Terms and Conditions
Power of Attorney. I agree that, if requested by Workday or the Employer, I will need to execute and return the Power of Attorney provided on the following page to my local human resources representative in order to participate in the ESPP, and my failure to do so may prevent me from being able to participate in the ESPP. Furthermore, I agree to execute a separate Power of Attorney (in a form substantially the same as the attached) at Workday’s request, if Workday determines that a separate Power of Attorney is required or desirable in order to allow my continued participation in the ESPP.
Restriction on Sale of Shares of Common Stock. Korean residents are not permitted to sell foreign securities (e.g., shares of Common Stock) through non-Korean brokers or deposit funds resulting from the sale of shares of Common Stock in an account with an overseas financial institution. Korean residents that wish to sell shares of Common Stock acquired under the ESPP should transfer the shares of Common Stock to a domestic investment broker in Korea and sell the shares of Common Stock through such broker. Korean residents are solely responsible for engaging the domestic broker. Non-compliance with the requirement to sell shares of Common Stock through a domestic broker can result in significant penalties. Because regulations may change without notice, Korean residents should consult with a legal advisor to ensure compliance with any regulations applicable to any aspect of their participation in the ESPP.
Notifications
Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds KRW 500,000,000 (or an equivalent amount in foreign currency) on any month-end date during a calendar year.

Power of Attorney
KNOW ALL MEN BY THESE PRESENTS:
That ____________________, an employee working for Workday Korea Limited, a company organized under the laws of the Republic of Korea with principal offices at 27th Floor, Trade Tower, 511 Young Dong Street, Gangnam-gu, Seoul 06164, Republic of Korea, does hereby appoint attorney-in-fact, Workday Korea Limited, through its duly appointed representative, with full power and authority to do the following:
1.    To prepare, execute and file any report/application and all other documents required for implementation of the Workday Inc. 2012 Amended and Restated Employee Stock Purchase Plan (the “ESPP”) in Korea;
2.    To take any action that may be necessary or appropriate for implementation of the ESPP with the competent Korean authorities, including but not limited to the transfer of my payroll deductions through a foreign exchange bank; and
3.    To constitute and appoint, in its place and stead, and as its substitute, one or more representatives, with power of revocation.
I hereby ratify and confirm as my own act and deed all that such representative may do or cause to be done by virtue of this instrument.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed in my name this _____ day of ___________, 202__.

                        By:     ________________________
                            (Signature)

SPAIN
Terms and Conditions
Nature of Grant. This provision supplements Section 4 of the Enrollment/Change Form:
By enrolling in the ESPP, I consent to participate in the ESPP and acknowledge that I have received a copy of the ESPP.
I understand that Workday has unilaterally, gratuitously and discretionally decided to grant options to purchase shares of Common Stock under the ESPP to individuals who may be employees of Workday and certain Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind Workday or any Subsidiary. Consequently, I understand that the option to purchase shares of Common Stock is granted on the assumption and condition that the option and any shares of Common Stock purchased under the ESPP are not part of any employment contract (either with Workday or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.
In addition, I understand that the option to purchase shares of Common Stock would not be granted to me but for the assumptions and conditions referred to herein; thus, I acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of options to purchase shares of Common Stock shall be null and void.
Further, I acknowledge, understand and agree that my participation in the ESPP is expressly conditioned on my continued and active rendering of service, such that if my employment terminates for any reason whatsoever, my participation in the ESPP will cease immediately, effective on the date of my termination of active employment or service. In particular, I acknowledge, understand and agree that my participation in the ESPP will be immediately terminated without entitlement to purchase shares of Common Stock or to any amount of indemnification in the event of my termination of employment prior to the end of an Offering Period by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause or adjudged/recognized to be without good cause, (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged and/or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statue, Article 50 of the Workers’ Statue, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Notifications
Securities Law Information. The options to purchase shares of Common Stock do not qualify under Spanish law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. The ESPP and the Enrollment/Change Form, including this Appendix, have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and do not constitute a public offering prospectus.
Exchange Control Information. I understand that I am required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares of Common Stock acquired under the ESPP), and any transactions with non-Spanish residents depending on the balances in such accounts, together with the value of such instruments as of December 31st of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Foreign Asset/Account Reporting Information. I understand that to the extent I hold rights or assets (e.g., cash or shares of Common Stock held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, I am required to report information on such rights and assets on my tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by March 31 following the end of the relevant tax year. I understand that I should consult my personal tax advisor to ensure my compliance with applicable reporting obligations.
SWEDEN
Terms and Conditions
Authorization to Withhold. This provision supplements Section 3 of the Enrollment/Change Form:
Without limiting the authority of Workday and/or the Employer to satisfy their withholding obligations for Tax-Related Items as set forth in Section 3 of the Enrollment/Change Form, by enrolling and participating in the ESPP, I authorize Workday to arrange for the sale of shares of Common Stock acquired upon exercise of the option and to use the proceeds of such sale to satisfy Tax-Related Items, regardless of whether Workday and/or the Employer have an obligation to withhold such Tax-Related Items.
SWITZERLAND
Notifications
Securities Law Information. Neither this document nor any other materials relating to the ESPP constitute a prospectus according to articles 35 et. seq. of the Swiss Federal Act on Financial Services (“FinSA”), and neither this document nor any other materials relating to the ESPP may be publicly distributed or otherwise made publicly available to any person other than an employee of Workday or any of its Subsidiaries. Further, neither this document nor any other offering or marketing material relating to the grant of options under the ESPP have been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).
Foreign Asset/Account Reporting Information. I understand that I am required to declare all of my foreign bank and brokerage accounts in which I hold cash or securities, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on my tax return (Wertschriftenverzeichnis).
TAIWAN
Notifications
Securities Law Information. The offer of participation in the ESPP is available only to eligible Employees. The offer of participation in the ESPP is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.
Exchange Control Information. Taiwanese residents may acquire and remit foreign currency in relation to the ESPP into Taiwan through an authorized foreign exchange bank in an amount of up to USD 5 million per year. If the transaction amount is TWD 500,000 or more in a single transaction, a foreign exchange transaction form and other supporting documentation may need to be submitted to the remitting bank.

THAILAND
Notifications
Exchange Control Information. Unless an applicable exemption is available, Thai residents must repatriate any funds received from participating in the ESPP (such as proceeds from the sale of shares of Common Stock and any cash dividends received in relation to such shares) to Thailand immediately upon receipt if the amount of funds received in a single transaction is US$1,000,000 or more. Within 360 days of being remitted to Thailand, the funds must be either converted to Thai Baht or deposited into a foreign currency deposit account maintained by a bank in Thailand. In addition, the details of the foreign currency transaction, including the Thai resident’s identification information and the purpose of the transaction, must be provided to the authorized agent.
I acknowledge that if I do not comply with these obligations, I may be subject to penalties assessed by the Bank of Thailand. I understand that, because exchange control regulations change frequently and without notice, I should consult a legal advisor before selling shares of Common Stock to ensure compliance with current regulations. I further understand that it is my responsibility to comply with exchange control laws in Thailand, and neither Workday nor the Employer will be liable for any fines or penalties resulting from my failure to comply with applicable laws.
UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes. This provision supplements Section 3 of the Enrollment/Change Form:
Without limitation to Section 3 of the Enrollment/Change Form, I agree that I am liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by Workday or, if different, the Employer or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). I also agree to indemnify and keep indemnified Workday and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on my behalf.
Notwithstanding the foregoing, if I am an executive officer of Workday (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that I am an executive officer and income tax is not collected from or paid by me within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to me on which additional income tax and national insurance contributions (“NICs”) may be payable. I understand that I will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying Workday or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which Workday or the Employer may obtain from me by any of the means referred to in the ESPP or Section 3 of the Enrollment/Change Form.
Notifications
Securities Law Information. Workday has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the ESPP in the United Kingdom. The Information Document is available at https://workspace.workdayinternal.com/home/quick-resources/stock-equity/espp-questions-and-answers/employees-understanding-your-equity.